                                                                    Exhibit 10.1
                              EMPLOYMENT AGREEMENT

         AGREEMENT effective as of February 3, 2000, by and between Storage USA, Inc., a Tennessee corporation (the "Company"), and O. Dean Jernigan (the "Executive").


                                   WITNESSETH:

         WHEREAS, the Company desires to employ the Executive to serve as the Chairman, Chief Executive Officer and President of the Company; and

         WHEREAS, the Company and the Executive each deem it necessary and desirable to execute a written document setting forth the terms and conditions of said relationship.

         NOW, THEREFORE, in consideration of the premises and mutual obligations hereinafter set forth the parties agree as follows:

         1.  Definitions. For purposes of this Agreement, the following terms
             -----------
shall have the following definitions:

             (a) "1993 Omnibus Stock Plan" means the Company's 1993 Omnibus Stock Plan, as amended.

             (b) "1995 Employee Stock Purchase and Loan Plan" means the Company's 1995 Employee Stock Purchase and Loan Plan, as amended.

             (c) "1996 Officers' Stock Option Loan Program" means the Company's 1996 Officers' Stock Option Loan Program, as amended.

             (d) "Arbitrators" means the arbitrators selected to conduct any arbitration proceeding in connection with any disputes arising out of or relating to this Agreement.

             (e) "Award Period" means any period in which the Company's performance is measured in connection with its Shareholder Value Plan.

             (f)  "Award Plans" has the meaning set forth in Section 4(b) of
                                                             ------------
this Agreement.

             (g) "Base Salary" means the annual salary to be paid to Executive as set forth in Section 4(a) of this Agreement.
                ------------

             (h) "Benefit Plans" has the meaning set forth in Section 4(c) of this Agreement.

             (i) "Company" means Storage USA, Inc., a Tennessee corporation, and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

             (j) "Company Shares" means the shares of common stock of the Company or any securities of a successor company which shall have replaced such common stock.

             (k) "Executive" means the person identified in the preamble paragraph of this Agreement.

             (l) "Fair Market Value" means, on any given date, the closing sale price of the common stock of the Company on the New York Stock Exchange on such date, or, if the New York Stock Exchange shall be closed on such date, the next preceding date on which the New York Stock Exchange shall have been open.

             (m)  "Good Reason" means any of the following:

                  (i) a removal of the Executive from Executive's position as Executive may hold from time to time pursuant to Section 2 hereof, except in connection with a Termination with Cause, as a result of the Executive's death or Permanent Disability or by Voluntary Termination;

                  (ii) a reduction in the Executive's Base Salary as in effect on the date hereof; or as the same may be increased from time to time, which reduction treats Executive differently than other similarly situated executives or singles out or discriminates against Executive; or modifying, suspending, discontinuing, or terminating any Award Plan or Benefit Plan in a manner which treats Executive differently than other similarly situated employees or singles out or discriminates against Executive;

                  (iii) the relocation of the Company's principal executive offices to a location outside a thirty-mile radius of Memphis, Tennessee or the Company's requiring the Executive to be based at any place other than a location within a thirty-mile radius of Memphis, Tennessee (unless such relocation of Executive is:
                  (i) for good business reasons, in connection with Executive's promotion; (ii) otherwise approved by Executive; or (iii) in connection with the relocation, for good business reason(s), of the entire department or function for which Executive is responsible), except for reasonably required travel on the Company's business;

                  (iv) any material breach by the Company of any provision of this Agreement;

                  (v) any purported termination of Executive's employment by the Company which is not effected pursuant to the procedures set forth in Section 3; or
                           ---------

                  (vi) the failure of the Company to obtain an agreement reasonably satisfactory to Executive from any successor or assign of the Company to assume and agree to perform this Agreement.

             (n) "Option(s)" means any options issued pursuant to the Company's 1993 Omnibus Stock Plan, or any other stock option plan adopted by the Company, any option granted with respect to Partnership Units, or any option granted under the plan of any successor company that replaces or assumes the Company's or the Partnership's options.

             (o)  "Partnership" means SUSA Partnership, L.P.

             (p) "Partnership Unit(s)" means limited partnership interests of the Partnership.

             (q) "Permanent Disability" means a complete physical or mental inability, confirmed by a licensed physician, to perform the services described in Section 2 of the Agreement that continues for a period of six (6) consecutive months.

             (r) "Plan Loan(s)" means any loan extended by the Company to Executive pursuant to the 1995 Employee Stock Purchase and Loan Plan, or any other similar plan or program adopted by the Company during the Term of this Agreement.

             (s) "Restricted Stock" means any restricted stock issued pursuant to the Company's 1993 Omnibus Stock Plan, or any other Award Plan adopted by the Company, or any restricted stock issued under the plan of any successor company that replaces or assumes the Company's grants of restricted stock.

             (t) "Retirement Age" means the Executive's sixty-fifth (65) birthday.

             (u)  "Salary Continuation" shall have the meaning set out in
Section 8.a.

             (v) "Self-Storage Business" means the business of acquiring, developing, constructing, franchising, owning or operating self-storage facilities.

             (w) "Self-Storage Property" means any real estate upon which the Self-Storage Business is being conducted.

             (x) "Shareholder Value Plan" means the Company's Shareholder Value Plan, as amended.

             (y) "SVU Grant" means the total number of shareholder value units granted to the Executive pursuant to the Company's Shareholder Value Plan.

             (z) "SVU Value" means the value of each shareholder value unit based upon certain performance measures as set forth in the Company's Shareholder Value Plan.

             (aa) "Term" has the meaning assigned to it in Section 3 of this
                                                           ---------
Agreement.

             (bb) "Termination Date" means the date employment of Executive is terminated, which date shall be: (i) in the case of Executive's Permanent Disability, thirty (30) days after a Termination Notice is given and Executive does not return to the full-time performance of his duties within such thirty
(30) day period; or (ii) in all other instances, the date specified as the Termination Date in the Termination Notice, which date shall not be less than thirty (30) nor more than sixty (60) days from the date the Termination Notice is given.

             (cc) "Termination Notice" means a written notice of termination of employment by Executive or the Company.

             (dd) "Termination With Cause" means the termination of the Executive's employment by the Company for any of the following reasons:

                  (i) the Executive's conviction of a felony;

                  (ii) the Executive's theft, embezzlement, misappropriation of or intentional infliction of material damage to the Company's property or business opportunity;

                  (iii) the Executive's intentional breach of the noncompetition or non-solicitation provisions contained in Section 9 of this
                                                              ---------
                  Agreement; or

                  (iv) the Executive's ongoing willful neglect of or failure to perform his duties hereunder or his ongoing willful failure or refusal to follow any reasonable, unambiguous duly adopted written direction of the Company that is not inconsistent with the description of the Executive's duties set forth in Section
                                                                         -------
                  2, if such willful neglect or failure is materially damaging
                  -
                  or materially detrimental to the business and operations of the Company; provided that Executive shall have received written notice of such failure and shall have continued to engage in such failure after thirty (30) days following receipt of such notice from the Company, which notice specifically identifies the manner in which the Company believes that Executive has engaged in such failure.

                  For purposes of this subsection, no act, or failure to act, shall be deemed "willful" unless done, or omitted to be done, by Executive not in good faith, and without reasonable belief that such action or omission was in the best interest of the Company.

             (ee) "Termination Without Cause" means the termination of the Executive's employment by the Company for any reason other than: (i) Termination With Cause; or (ii) termination by the Company due to Executive's death or Permanent Disability.

             (ff) "Uniform Arbitration Act" means the Uniform Arbitration Act, Tennessee Code Annotatedss. 29-5-391 et seq., as amended.
                                     -------

             (gg) "Voluntary Termination" means the Executive's voluntary termination of his employment hereunder for any reason other than Good Reason.

         2. Employment; Services. The Company, SUSA-TN, LLC and Partnership
            --------------------
shall employ the Executive, and the Executive agrees to be so employed, in the capacity of Chairman, Chief Executive Officer and President of the Company, to serve for the Term hereof, subject to earlier termination as hereinafter provided. The Executive shall devote such amount of his time and attention to the Company's affairs as are necessary to perform his duties to the Company in his capacity as Chairman, Chief Executive Officer and President of the Company. The Executive shall have authority and responsibility with respect to his functional area of responsibility within the Company.


         3. Term; Termination.
            -----------------

            (a) The term of the Executive's employment hereunder shall be one
(1) year and shall commence on February 3, 2000 and shall be extended automatically, for so long as the Executive remains employed by the Company hereunder, on the first day of each month beginning January 3, 2001 for an additional one-month period (such period, as it may be extended from time to time, being herein referred to as the "Term"), unless terminated earlier in accordance with the terms of this Agreement, to the effect that on the first day of each month, the remaining term of this Agreement and the Executive's employment hereunder shall be one (1) year, but shall in no event extend beyond the Retirement Age.

            (b) Any purported termination of employment by Executive or the Company shall be communicated by a Termination Notice. The Termination Notice shall indicate the specific termination provision in this Agreement relied upon and set forth the facts and circumstances claimed to provide a basis for termination. If the party receiving the Termination Notice notifies the other party prior to the Termination Date that a dispute exists concerning the termination, the Termination Date shall be extended until the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction. The Termination Date shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given and Executive shall continue as a participant in all Award Plans and Benefit Plans in which Executive participated when the Termination Notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this subsection. Amounts paid under this subsection are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

         4. Compensation.
            -------------

            (a) Base Salary. During the Term, the Company shall pay the Executive for his services a Base Salary of $390,000, to be paid consistent with the general payroll practices of the Company, such Base Salary being subject to any increases or reductions approved by the Chief Executive Officer of the Company; provided however, that any such reductions may not treat Executive differently than similarly situated executives or otherwise single out or discriminate against Executive. Executive agrees that, consistent with Company policy as of the date hereof, Executive does not accrue any vacation or sick pay. In the event such policy is changed to provide for such an accrual, this Agreement will be amended to provide for such change.

            (b) Award Plans. During the Term, the Executive shall also be eligible for additional compensation in the form of a cash bonus, shares of stock in the Company, Partnership Units, Restricted Stock or Options, and shall be eligible to participate in the Company's 1993 Omnibus Stock Plan, 1995 Employee Stock Purchase and Loan Plan, 1996 Officers' Stock Option Loan Program, Shareholder Value Plan, and any other stock option, incentive compensation, profit participation, bonus or extra compensation plan that is adopted by the Company and in which the Company's executive officers generally participate (collectively, "Award Plans"), but payments and/or awards are not "entitlements" and shall be paid or made consistent with the terms of such Award Plans. For example, if the Company's bonus plan provides that a bonus is only payable if certain objectives are met, Executive shall only be paid such bonus if the objectives are met.

            (c) Benefit Plans. During the Term, Executive shall be entitled to participate in, and to all rights and benefits provided by, each and every health, life, medical, dental, disability, insurance and welfare plan maintained by the Company including, without limitation, the benefits that are maintained from time to time by the Company for the benefit of Executive, the executives of the Company generally or for the Company's employees generally, provided that Executive is eligible to participate in such plan under the eligibility provisions thereof that are generally applicable to the participants thereof (collectively, "Benefit Plans").

            (d) Overall Qualification. Nothing in this Agreement shall be construed as preventing the Company from modifying, suspending, discontinuing or terminating any of the Company Benefit Plans or Award Plans without notice or liability to Executive so long as: (i) the modification, suspension, discontinuation or termination of any such plan is authorized by and performed in accordance with the specific provisions of such plan; and (ii) such modification, suspension, discontinuation or termination is taken generally with respect to all similarly situated employees of the Company and does not single out or discriminate against Executive.

         5. Expenses. The Company recognizes that the Executive will have to
            --------
incur certain out-of-pocket expenses, including but not limited to travel expenses, related to his services and the Company's business, and the Company agrees to reimburse the Executive for all reasonable expenses necessarily incurred by him in the performance of his duties upon presentation of a voucher or documentation indicating the amount and business purposes of any such expenses; provided that Executive complies with the Company's policies and procedures regarding business expenses.

         6. Voluntary Termination; Termination With Cause. If: (i) the
            ---------------------  ----------------------
Executive ceases to be an employee of the Company on account of a Voluntary Termination; or (ii) there shall be a Termination With Cause, the Executive shall not be entitled to any compensation after the Termination Date of such Voluntary Termination or Termination With Cause (except Base Salary accrued but unpaid on the Termination Date of such event).

         7. Death or Disability. Executive's employment with the Company shall
            -------------------
terminate upon the Executive's death or Permanent Disability. Upon such termination, the Company shall continue to pay the Executive or his heirs, devisees, executors, legatees or personal representatives, as appropriate, Base Salary then in effect for one (1) year from the Termination Date. The Company shall also pay any amounts due pursuant to the terms of any Benefit Plans (as appropriate) and Award Plans in which Executive was a participant, including, without limitation, the pro rata amount of any bonus to be paid to Executive for the fiscal year in which Executive was terminated. In addition, in the event of a termination due to Executive's Permanent Disability, Executive shall be permitted to participate in, and have all rights and benefits provided by, all Benefit Plans which Executive was eligible to participate in immediately prior to the Termination Date (to the extent such participation is possible under the laws then pertaining to such Benefit Plans), for one (1) year following the Termination Date.

         8. Termination Without Cause; Resignation for Good Reason. Executive's
            ------------------------------------------------------
employment with the Company is at will, consequently, the Company may terminate Executive for any reason, or no reason at all, at any time and Executive may resign his employment with the Company at any time; provided that, upon termination of Executive's employment by the Executive for Good Reason, or in the event of a Termination Without Cause, and only in such event(s), the Company shall provide the compensation and benefits set forth in this Section 8.
                                                              ---------
Executive's continued employment shall not constitute consent to, or a waiver of, rights with respect to any circumstances constituting Good Reason hereunder.

            (a) Base Salary, Benefit and Award Plans. The Company shall continue to pay the Executive his Base Salary then in effect until the earlier of: (x) two years after the Termination Date; or (y) the date that Executive commences employment with another employer (or if Executive becomes self-employed) at an annual base salary equal to Executive's Base Salary on the Termination Date; all on the regular payroll schedule with appropriate payroll tax and other deductions ("Salary Continuation"); provided however, that in no event shall Salary Continuation be paid to Executive past the Retirement Age. In the event that Executive commences Employment with another employer (or becomes self-employed) at an annual base salary less than Executive's Base Salary on the Termination Date, the Salary Continuation shall be reduced by an amount equal to the amount of annual base salary received by Executive from such other employer or from such self-employment. The Company shall also pay on the Termination Date any amounts due pursuant to the terms of any Benefit Plans and Award Plans in which Executive was a participant, including, without limitation, the pro rata amount of any bonus to be paid to Executive for the fiscal year in which Executive was terminated. In addition, Executive shall be permitted to participate in, and have all rights and benefits provided by, all Benefit Plans which Executive was eligible to participate in immediately prior to the Termination Date (to the extent such participation is possible under the laws then pertaining to such Benefit Plans), for one (1) year following the Termination Date.

            (b) Restricted Stock and Stock Options. All restrictions upon any Restricted Stock which may have been awarded to Executive shall expire and be removed, such Restricted Stock shall vest according to the schedule for vesting following the Termination Date and through the date of the final payment of Salary Continuation (unless otherwise expired or removed and vested pursuant to the terms of any Restricted Stock Award pursuant to the 1993 Omnibus Stock Plan or any Award Plan), and such stock shall be delivered to Executive. All Options granted to Executive prior to the Termination Date shall continue to vest, according to their schedule following the Termination Date and through the date of the final payment of Salary Continuation (unless otherwise previously vested pursuant to the 1993 Omnibus Stock Plan or any other Award Plan). No Stock Options or Restricted Stock will be granted to Executive after the Termination Date. In lieu of Company Shares issuable upon exercise of any vested, outstanding and unexercised Options granted to Executive, Executive may, at Executive's option, receive an amount in cash equal to the product of (i) the Fair Market Value of Company Shares on the Termination Date over the per share exercise price of each vested Option held by Executive, times (ii) the number of Company Shares covered by each such Option. In the event Executive does not elect to receive a cash payment for any vested, outstanding and unexercised Options granted to Executive, Executive shall have the right to otherwise exercise such Options in accordance with the terms and conditions provided in the 1993 Omnibus Stock Plan or any other applicable Award Plans.

            (c) Plan Loans. If Executive has any Plan Loans outstanding to the Company immediately prior to the Termination Date, the Company shall discharge and cancel the amount of principal and interest due with respect to such Plan Loans which exceeds the Fair Market Value of Company Shares securing the Plan Loans on the Termination Date, such discharge to be effective upon Executive's payment of the Plan Loans in full (less the amount discharged) within ninety
(90) days following the Termination Date. Executive shall have the option of repaying all amounts due with respect to the Plan Loans by the transfer of the Company Shares securing the Plan Loans, or by the payment, in cash, of the amounts due with respect to the Plan Loans. Except as otherwise set forth herein, Executive shall remain subject to all terms and conditions set forth in the Loan Agreements and Promissory Notes until the Plan Loans are paid in full.

            (d) Shareholder Value Plan. With respect to Executive's participation in the Company's Shareholder Value Plan, the Award Periods in connection with all of Executive's outstanding SVU Grants shall be accelerated such that each Award Period is deemed to have ended upon the Termination Date. At such time, the Company shall pay Executive an amount equal to the SVU Value multiplied by the number of Executive's outstanding SVU Grants. The SVU Value shall be reduced by 66% for all SVU Grants which were granted less than twelve months prior to the Termination Date and the SVU Value shall be reduced by 33% for all SVU Grants which were granted less than twenty-four months but more than twelve months prior to the Termination Date. No adjustments shall be made to the SVU Value for SVU Grants which were granted more than twenty-four months prior to the Termination Date. All payments made to Executive after the Termination Date in connection with outstanding SVU Grants shall be made solely in cash.

            (e) Legal Fees. The Company shall also pay to Executive all reasonable legal fees and expenses incurred by Executive as a result of a dispute concerning this Agreement in connection with a Termination Without Cause or Executive's resignation for Good Reason (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement), if Executive is the prevailing party in connection with such dispute.

         9. Non Competition; Non Solicitation.
            ---------------------------------
            (a) For a period of two (2) years following the Term, Executive shall not: (i) solicit any employee of the Company to leave the service of the Company; or (ii) own any interest in any Self-Storage Property (other than: (x) any permissible interest acquired while Executive was employed by the Company; or (y) any interest that is expressly permitted by the Company) as partner, shareholder or otherwise; or directly or indirectly, for his own account or of the account of others, either as an officer, director, promoter, employee, consultant, advisor, agent, manager, or in any other capacity, engage in the Self-Storage Business.

            (b) The non solicitation provision shall apply to any Company employee during the period of such Employee's employment and for a period of thirty (30) days after such Employee's termination of employment with the Company.

            (c) The Executive agrees that damages at law for violation of the restrictive covenant contained herein would not be an adequate or proper remedy to the Company, and that should the Executive violate or threaten to violate any of the provisions of such covenant, the Company, its successors or assigns, shall be entitled to obtain a temporary or permanent injunction, as appropriate, against the Executive in any court having jurisdiction over the person and the subject matter, prohibiting any further violation of any such covenants. The injunctive relief provided herein shall be in addition to any award of damages, compensatory, exemplary or otherwise, payable by reason of such violation.

            (d) The Executive acknowledges that this Agreement has been negotiated at arm's length by the parties, neither being under any compulsion to enter into this Agreement, and that the foregoing restrictive covenant does not in any respect inhibit his ability to earn a livelihood in his chosen profession without violating the restrictive covenant contained herein. The Company by these presents has attempted to limit the Executive's right to compete only to the extent necessary to protect the Company from unfair competition. The Company recognizes, however, that reasonable people may differ in making such a determination. Consequently, the Company agrees that if the scope or enforceability of the restricted covenant contained herein is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes to be reasonable under the circumstances existing at the time.

         10. Employment Status. The parties acknowledge and agree that Executive
             -----------------
is an employee of the Company, not an independent contractor. Any payments made to Executive by the Company pursuant to this Agreement shall be treated for federal and state payroll tax purposes as payments made to a Company employee, irrespective whether such payments are made subsequent to the Termination Date.

         11. Notices. All notices or deliveries authorized or required pursuant
             -------
to this Agreement shall be deemed to have been given when in writing and personally delivered or when deposited in the U.S. mail, certified, return receipt requested, postage prepaid, addressed to the parties at the following addresses or to such other addresses as either may designate in writing to the other party:

                  To the Company:                    165 Madison
                                                     Suite 1300
                                                     Memphis, TN 38103
                                                     Attn: General Counsel


                  To the Executive:                  6366 Lendenwood
                                                     Memphis, TN  38120

         12. Entire Agreement. This Agreement contains the entire understanding
             ----------------
between the parties hereto with respect to the subject matter hereof and shall not be modified in any manner except by instrument in writing signed, by or on behalf of, the parties hereto; provided however, that the parties to this Agreement hereby acknowledge and agree that this Agreement is subject to the Severance Agreement dated as of August 16, 1999, between the parties, to all covenants and agreements set forth in the Severance Agreement, and to any subsequent renewals, extensions or modifications to the Severance Agreement. Any action by the Company or termination of Executive's employment with the Company that constitutes or otherwise gives rise to a Change of Control Termination, as defined in the Severance Agreement, shall be governed exclusively by the Severance Agreement. The provisions of Section 2(b) of the Severance Agreement governing disputes shall be effective with respect to any dispute as to whether a Termination constitutes a Change of Control Termination. In the event that Executive expressly agrees to waive any provision hereof, such waiver shall be memorialized by an amendment to this Agreement, which Executive hereby agrees to sign This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto

         13. Arbitration. Any controversy concerning or claim arising out of or
             -----------
relating to this Agreement shall be settled by final and binding arbitration in Memphis, Shelby County, Tennessee at a location specified by the party seeking such arbitration.

             (a) The Arbitrators. Any arbitration proceeding shall be conducted by three (3) Arbitrators and the decision of the Arbitrators shall be binding on all parties. Each Arbitrator shall have substantial experience and expert competence in the matters being arbitrated. The party desiring to submit any matter relating to this Agreement to arbitration shall do so by written notice to the other party, which notice shall set forth the items to be arbitrated, such party's choice of Arbitrator, and such party's substantive position in the arbitration. The party receiving such notice shall, within fifteen (15) days after receipt of such notice, appoint an Arbitrator and notify the other party of its appointment and of its substantive position. The Arbitrators appointed by the parties to the Arbitration shall select an additional Arbitrator meeting the aforedescribed criteria. The Arbitrators shall be required to render a decision in accordance with the procedures set forth in Subparagraph (b) below within thirty (30) days after being notified of their selection. The fees of the Arbitrators shall be equally divided amongst the parties to the arbitration.

             (b) Arbitration Procedures. Arbitration shall be conducted in accordance with the Uniform Arbitration Act, except to the extent the provisions of such Act are modified by this Agreement or the subsequent mutual agreement of the parties. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof. Any party hereto may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this provision applies in any court having jurisdiction over such action in Shelby County, Tennessee, and the parties agree that jurisdiction and venue in Shelby County, Tennessee are appropriate and approved by such parties.

         14. Applicable Law. This Agreement shall be governed and construed in
             --------------
accordance with the laws of the State of Tennessee.

         15. Assignment. The Executive acknowledges that his services are
             ----------
unique and personal. Accordingly, the Executive may not assign his rights or delegate his duties or obligations under this Agreement, except with respect to certain rights to receive payments as described in Section 7.
                                                   ---------

         16. Headings. Headings in this Agreement are for convenience only
             --------
and shall not be used to interpret or construe its provisions.

         17. Successors; Binding Agreement. The Company will require any
             -----------------------------
successor to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a beach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as Executive would be entitled to hereunder if Executive terminates his employment for Good Reason. The Company's rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the Company's successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                   STORAGE USA, INC.


                                   By:   /s/ John W. McConomy
                                         --------------------
                                   Name: John W. McConomy
                                   Title: Exec. VP, General Counsel & Secretary


                                   By:   /s/ Harry J. Thie
                                         -----------------
                                   Name: Harry J. Thie
                                   Title: Compensation Committee Chairman
                                          Board of Directors



                                   EXECUTIVE:

                                   Name: /s/ O. Dean Jernigan
                                         --------------------
                                         O. Dean Jernigan